Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
For Tender of Shares of Common Stock
of
Epolin, Inc.
at
$0.22 Per Share of Common Stock

Pursuant to the Offer to Purchase
Dated May 8, 2012
by
Polymathes Acquisition I Inc.
a wholly owned subsidiary of
Polymathes Holdings I LLC

This Letter of Transmittal is being sent to you in connection with the offer by Polymathes Acquisition I Inc., a New Jersey corporation and wholly-owned subsidiary of Polymathes Holdings I LLC, a New Jersey limited liability company, to purchase all outstanding shares of common stock, no par value per share, of Epolin, Inc., a New Jersey corporation, at a price of $0.22 per share, to the seller in cash, without interest, for each outstanding share less any applicable withholding taxes upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 8, 2012 and in accordance with the instructions set out below.

WHERE TO FORWARD YOUR LETTER OF TRANSMITTAL

By Overnight Courier: Securities Transfer Corporation, Reorganization Department 2591 Dallas Parkway, Suite 102, Frisco, TX 75034
By Mail: Securities Transfer Corporation, Reorganization Department P.O. Box 701629, Dallas, TX 75370-1629
Questions: Phone: 800-780-1920 (Toll free) or 469-633-0101. Email: help@stctransfer.com. Visit us at www.stctransfer.com

YOU MUST SUBMIT YOUR ORGINAL CERTIFICATES WITH THIS LETTER OF TRANSMITTAL. IF YOU ARE NOT IN POSSESSION OF YOUR CERTIFICATES, PLEASE SEE INSTRUCTION 2 ON THE BACK OF THIS FORM. YOU DO NOT NEED TO SIGN THE BACK OF THE CERTIFICATES. SHARES HELD IN BOOK-ENTRY FORM ARE UN-CERTIFIED AND NEED NOT BE SUBMITTED (ALTHOUGH THIS LETTER OF TRANSMITTAL MUST BE COMPLETED).

(1) NAME and ADDRESS of HOLDER:	(2) CERTIFICATE NUMBER	SHARES

(3) CERTIFICATE SHARES : ________________ BOOK-ENTRY SHARES : +________________ TOTAL SHARES: =________________

(4)

THIS LETTER OF TRANSMITTAL
MUST BE SIGNED BY ALL REGISTERERED OWNERS

(Each registered owners must sign here exactly as the name(s) appear(s) in our records, If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority satisfactory to STC must be submitted.)

The undersigned hereby tenders to Polymathes Acquisition I Inc. (“Purchaser”), a New Jersey corporation and wholly-owned subsidiary of Polymathes Holdings I LLC (“Parent”), a New Jersey limited liability company, the above-described shares of common stock, no par value, of Epolin, Inc. (“Epolin”), pursuant to Purchaser’s offer to purchase all outstanding Shares at $0.22 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 8, 2012, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together as amended or supplemented from time to time, collectively constitute the “Offer”). The Offer expires at 5:00 PM, New York City time, at the end of June12, 2012, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date”).

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Shares that are being tendered hereby and appoints Securities Transfer Corporation (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Shares) to the fullest extent of the undersigned’s rights with respect to such Shares, to (i) deliver certificates for such Shares, or transfer ownership of such Shares  on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares for transfer on the books of Epolin and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints Purchaser and designees of Purchaser as attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Shares tendered hereby that have been accepted for payment and paid for by Purchaser prior to the time of any vote or other action, at any meeting of stockholders of Epolin (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of and payment for such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment and payment shall revoke all prior powers of attorney, proxies and consents given by such stockholder with respect to such Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such stockholder (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein and that when the same are accepted for payment and paid for by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary, Purchaser or Parent to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.  The undersigned understands that the tender of Shares pursuant to the Offer to Purchase will constitute the tendering stockholder’s acceptance of the Offer, as well as the tendering stockholder’s representation and warranty that such stockholder has the full power and authority to tender and assign the Shares tendered, as specified in the Letter of Transmittal. The undersigned’s acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and Purchaser upon the terms and subject to the conditions of the Offer.

SIGNATURE: ________________________________________ DATE: ________________________________________ Telephone number (required): _____________________________ Place Medallion Stamp Here (if applicable)	SIGNATURE: ________________________________________ DATE: ________________________________________ Telephone number (required): ______________________________

(5)

SUBSTITUTE FORM W-9
REQUEST FOR TAXPAYER ID NUMBER AND CERTIFICATION
THIS SUBSTITUTE FORM W-9 MUST BE FILLED OUT AND SIGNED

PRINT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER HERE:
 [   ___ ___ ___ - ___ ___ - ___ ___ ___ ___   ]

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding; and (3) I am a US Person (or a US resident alien).

Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE: _____________________________ DATE: _____________

NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy STC that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individuals’ exempt status, on the appropriate and properly completed Form W-8.  Such appropriate Form W-8 can be obtained from www.irs.gov.

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE “APPLIED FOR” IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THE CERTIFICATION BELOW AND THE SUBSTITUTE FORM W-9 ABOVE.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to revied a taxpayer identification number to appropriate Internal Revenue Service Center on Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

SIGNATURE: ____________________________________  DATE:______________

(6)

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. Please note, an appropriate  Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment.  You may obtain such forms by contracting STC at the number listed on the reverse side or by accessing www.irs.gov.

If you have completed this section, you signature on the fact of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a STC-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME: ________________________________

ADDRESS: _____________________________
______________________________________
______________________________________

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

[  ___ ___ ___ -- ___ ___ -- ___ ___ ___ ___   ]

(7)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown above.

If you have completed this section, you signature on the face this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a STC-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

NAME:  ___________________________________

ADDRESS: ________________________________
_________________________________________
_________________________________________

☐   PLEASE CHECK THIS BOX IF THIS IS A PERMANET
       CHANGE OF ADDRESS (See Instruction 1)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

(1)
THIS SECTION CONTAINS YOUR CURRENT NAME AND ADDRESS AS THEY ARE REFLECTED ON OUR RECORDS. IF YOU NOW RESIDE AT A DIFFERENT ADDRESS, PLEASE FILL OUT BOX 7, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

(2)
THIS SECTION INDICATES THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES AS THEY ARE REFLECTED ON OUR RECORDS. IF THE CERTIFICATES IN YOUR POSSESSION HAVE DIFFERENT CERTIFICATE NUMBERS, PLEASE CONTACT OUR SHAREHOLDER SERVICES UNIT AT 469-633-0101 OR TOLL-FREE AT 800-780-1920 TO CONFIRM THE LEGITIMACY OF YOUR CERTIFICATES PRIOR TO REMITTING THE TRANSMITTAL MATERIAL. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE TO STC AT THE ADDRESS ON THE REVERSE SIDE OR REPORT THE LOSS BY ACCESSING YOUR ACCOUNT AT HTTP://WWW.STCTRANSFER.COM. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND A CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY STC. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE, AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION.

(3)	THIS SECTION SHOWS THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

(4)	THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE REJECTED.

(5)
CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR PAYMENT PROCEEDS. YOU MUST FILL OUT, SIGN, AND DATE THIS FORM W-9 (OR SUBMIT AN APPROPRIATE FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE REJECTED. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS.

(6)
THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A STC-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

(7)
THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN BOX 1. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A STC-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by STC or the issuer and such determination shall be final and binding. STC or the issuer reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing http://www.stctransfer.com/forms.htm or by contacting STC at the numbers listed above.   If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the letter of transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this letter of transmittal. STC reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.  If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a STC-approved medallion program such as STAMP, SEMP or MSP.